SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2017

Bigfoot Project Investments Inc.

(Exact name of Company as specified in its charter)

Nevada	001-36877	45-3942184
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Bigfoot Project Investments Inc. 570 El Camino Real NR-150 Redwood City, CA 94063
(Address of principal executive offices)
(415) 518-8494
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bigfoot Project Investments Inc.

Form 8-K

Current Report

Item 8.01 Other Events – Signing of Binding Letter of Intent

On December 3, 2017, Bigfoot Project Investments Inc., (OTC Pink: BGFT) (the “Company” or “Bigfoot Project Investments”) signed a binding letter of intent (the “Agreement”) to purchase all of the equity interests in East Glacier Park Enterprises LLC (“East Glacier Park Enterprises”). Under the Agreement, Bigfoot Project Investments will acquire East Glacier Park Enterprises for a purchase price of six million ($6,000,000) dollars in the form of Convertible Series A Preferred Stock.

East Glacier Park Enterprises owns and operates twelve parcels of land and the following business properties, all of which are located in or around East Glacier, Montana: (1) Dancing Bears Inn & Suites; (2) Going-To-The-Sun Inn and Suites; (3) East Glacier Motel; (4) a bait and tackle shop; (5) a two bedroom, one bathroom rental house; (6) a six-unit apartment building; (7) Alpenglow Restaurant; (8) a Souvenir and Ice Cream Shop; and (9) vacant lots commercially zoned for an additional five units.

Item 9.01 Exhibits

Exhibit 10.1 – Letter of Intent

Exhibit 10.2 – Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bigfoot Project Investments, Inc.

Date: December 7, 2017	By: /s/ Tom Biscardi
Tom Biscardi
Chairman of the Board of Directors